Exhibit 1.2

                                                            NUMBER: 326273


                              CERTIFICATE
                                   OF
                             CHANGE OF NAME


COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify that

RHINO RESOURCES INC.

has this day changed its name to

DSI DATOTECH SYSTEMS INC.

Issued under my hand at Victoria, British Columbia on April 19, 1996


/s/John S. Powell
JOHN S. POWELL
Registrar of Companies